File No. 33-
As filed with the Securities and Exchange Commission on August 16, 1994
- -----------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CITIZENS UTILITIES COMPANY
              (Exact name of registrant as specified in charter)

DELAWARE                             06-0619596
(State or other jurisdiction         (I.R.S. employer identification number)
of incorporation or organization)

              High Ridge Park, Bldg. No. 3, Stamford, Connecticut 06905
                                 (203) 329-8800
(Address, including, Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                              Robert J. DeSantis
                         Vice President and Treasurer
                          Citizens Utilities Company
                          High Ridge Park, Bldg. No. 3
                                  P.O. Box 3801
                           Stamford, Connecticut 06905
                             Tel. No. (203) 329-8800
(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                                   Copies to:
                           Jonathan H. Churchill, Esq.
                       Boulanger, Hicks, Stein & Churchill
                                135 East 57th Street
                              New York, New York 10022
                               Tel. No. 212-838-5600
                    ____________________________________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

                    ____________________________________________

                           CALCULATION OF REGISTRATION FEE

Title of each  Amount to be   Proposed maximum   Proposed maximum  Amount of
class of       registered     offering per unit  aggregate         Registration
securities to                                    offering price
be registered

Common Stock*  1,600,000shs.  $14.375            $23,000,000**      $7,931

*   Includes shares of Common Stock Series B issuable upon
    conversion of Common Stock Series A.
**  Estimated solely for the purpose of calculating the
    registration fee.  Based on the average of the reported high and low sales prices of shares of Common Stock on August 11,
    1994
_____________________
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              SUBJECT TO COMPLETION
                      PRELIMINARY PROSPECTUS DATED AUGUST 16, 1994

PROSPECTUS
                                       1,600,000
                                         Shares

                             CITIZENS UTILITIES COMPANY

                                     Common Stock
                                     ------------

           Citizens Utilities Company (the "Company" or "Citizens") has, from time to time, offered, and may offer, its Common Stock, Series A and/or Series B (par value $.25 per share) (the "Common Stock"), in connection with the acquisition, directly or indirectly, by the Company of various businesses, properties or interests therein. The terms of acquisitions involving Common Stock covered by this Prospectus have been determined by negotiations with the representatives of the businesses acquired.

           This Prospectus may be used by persons ("Selling Stockholders") who have received the Company Common Stock covered by this Prospectus in connection with acquisitions and who may wish to sell such stock under circumstances requiring or making desirable its use. The aggregate number of shares of Common Stock thus offered will not exceed 1,600,000 shares.
See "Selling Stockholders." Sales by means of this Prospectus may be made from time to time in one or more transactions (which may involve crosses or block transactions) on the New York Stock Exchange or otherwise, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Selling
Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Selling Stockholders and/or purchasers of shares of Common Stock for whom they may act as agent (which compensation may be in excess of customary commissions). Selling Stockholders and broker-dealers that participate with Selling Stockholders in the distributions of shares of Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 (the "Act"), and any commissions received by them and any profit on the resale of shares of Common Stock may be deemed to be underwriting compensation.

           Stockholders may also offer shares of Common Stock issued in past and future acquisitions by means of prospectuses under other available registration statements or pursuant to exemptions from the registration requirements of the Act, and shareholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

            The outstanding shares of Common Stock are, and the shares of Common Stock to be offered pursuant to this Prospectus will upon notice of issuance be, listed on the New York Stock Exchange.

           All expenses of this offering will be paid by the Company.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION  NOR  HAS  THE  SECURITIES  AND  EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


                ----------------------------------------------
                The date of this Prospectus is August   , 1994

                ----------------------------------------------

                             AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., and at its regional offices at Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois; and 75 Park Place, New York, New York. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates. The Common Stock and certain other securities of the Company are listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and reports, proxy material and other information concerning the Company may be inspected at the office of that Exchange.



               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed by the Company with the SEC pursuant to the 1934 Act are incorporated into this Prospectus by reference:

           The Company's Annual Report on Form 10-K for the year ended December 31, 1993, as amended on March 23 and March 25, 1994 by Forms 10-K/A and the schedules to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, included in Form 10-K/A filed on April 28, 1994.

           The Company's quarterly reports on Form 10-Q for the quarters ended March 31, and June 30, 1994.

           The Company's Current Reports on Form 8-K as amended on December 23, 1993 by Forms 8-K/A, the Current Reports on Form 8-K filed on December
23, and December 31, 1993 and July 5, July 15 and August 10, 1994.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

           The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically incorporated by reference herein. Requests for such copies should be directed to Office of the Secretary, Citizens Utilities Company, High Ridge Park, Bldg. No. 3, Stamford, Connecticut 06905 (telephone 203-329-8800).

               INFORMATION CONCERNING CITIZENS UTILITIES COMPANY

                                     THE COMPANY

           Citizens Utilities Company is a diversified operating public utility providing telecommunications, natural gas, electric, water or wastewater services to customers in seventeen states. Citizens also holds a significant investment in Centennial Cellular Corp., a cellular telephone company and operates Electric Lightwave, Inc., a competitive access provider in the Northwest. Beginning with 1946, the Company has increased its revenues, net income and earnings per share (adjusted for intervening stock dividends and stock splits) every year without interruption.

           The Company, with administrative offices at High Ridge Park, Stamford, Connecticut 06905 (telephone 203-329-8800), was incorporated in Delaware in 1935 to acquire the assets and business of a predecessor corporation. Since then, the Company has grown as a result of investment in its utility operations and numerous acquisitions of additional utility operations. It continues to consider and carry out business expansion through significant acquisitions and joint ventures in traditional public utility and related fields and the rapidly evolving telecommunications and cable television industries.

           As a result of its diversification, the Company is not dependent upon any single geographic area nor is the Company dependent upon any one type of utility service for its revenues. Because of this diversity, no single regulatory body regulates a utility service of the Company that accounted for more than 18% of its 1993 revenues. The Company is not aware of any other utility company as fully diversified in both geographic areas served and variety of services provided. The Company's operations are conducted principally in smaller communities and non-urban areas. No material part of the Company's business is dependent upon a single customer or a small group of customers. The loss of any single customer or a small group of customers would not have a materially adverse effect upon the Company. The Company's consumer connections have increased from 26,150 in 1945, to 225,389 in 1965, to 610,585 in 1985, and to more than 1,348,000 as of June 30, 1994.

           On May 19, 1993, Citizens and GTE Corporation ("GTE") announced the signing of ten definitive agreements pursuant to which Citizens agreed to acquire from GTE, for $1.1 billion in cash, approximately 500,000 local telephone exchange access lines in nine states: Arizona, California, Idaho, Montana, New York, Oregon, Tennessee, Utah and West Virginia ("GTE Telephone Properties"). The purchases require the approval of the Federal Communications Commission and the regulatory commissions of the states in which the Properties are located. On December 31, 1993, 189,000 local telephone access lines in Idaho, Tennessee, Utah and West Virginia were transferred to the Company. On June 30, 1994, 270,000 local telephone access lines in New York State were transferred to the Company. The remaining GTE Telephone Properties are expected to be transferred later in 1994.

                               THE BUSINESS

           Operating divisions of Citizens provide electric and gas public utility services, purchasing part of electric power needed and all gas supplies. Telecommunications, water and wastewater public utility services are provided either by divisions of Citizens or by its subsidiaries.

                             SELLING STOCKHOLDERS

           This Prospectus covers up to 650,000 shares of Common Stock Series B (the "Shares") proposed to be issued by the Company to Harold Ritke and Esther M. Ritke, who are the sole and equal shareholders of RHC, Inc., an Illinois corporation ("RHC"), which owns, directly and indirectly through subsidiaries, three water and wastewater utility companies operating in six counties in suburban Chicago. The actual number of Shares to be issued to Mr. and Mrs. Ritke and to be offered pursuant to this Prospectus will be set forth in a supplement to be filed with respect to Exhibit A annexed to this Prospectus. Mr. and Mrs. Ritke are also, respectively, the President and the Secretary-Treasurer of RHC. The Shares are to be issued to Mr. and Mrs.
Ritke in conjunction with the merger of RHC and its operating utility subsidiaries into the Company's wholly owned subsidiary, Citizens Utilities Company of Illinois, Inc.

           This Prospectus also relates to an aggregate of 568,723 Shares that may be sold for the account of former shareholders of Natural Gas Company of Louisiana ("NGL"), whose names and holdings of Shares are described on Exhibit A annexed to this Prospectus. Such Shares were issued in December, 1993 to the former shareholders of NGL in connection with the acquisition by merger of NGL by the Company. NGL was a local gas distribution company serving 15,500 customers in Louisiana.

           This Prospectus also relates to an aggregate of 53,777 Shares that may be sold for the account of former shareholders of Franklin Electric Light Co. ("FEL"), whose names and holdings of Shares are also described on Exhibit A annexed to this Prospectus. Such Shares were issued in 1993 to the former shareholders of FEL in connection with the acquisition by merger of FEL by the Company. FEL was a electric distribution company serving 800 customers, whose operations were contiguous to those of the Company's Vermont
Electric Division.

                               FINANCIAL INFORMATION

           The financial information relating to the Company is incorporated by reference in the Incorporation of Certain Documents By Reference section of this Prospectus.

                                  USE OF PROCEEDS


    This Prospectus relates to shares of Common Stock Series A and Common Stock Series B of the Company which have been or may be offered and issued by the Company from time to time in the acquisition of other businesses or assets, or interest therein. Other than the businesses or assets acquired, there will be no proceeds to the Company from these offerings, nor will the Company receive any proceeds from any resales of shares by Selling Stockholders.

              DESCRIPTION OF COMMON STOCK SERIES A AND SERIES B

    Citizens' common equity capital consists of two series: Common Stock Series A and Common Stock Series B. The Company has authorized 200,000,000 shares of Common Stock Series A and 300,000,000 shares of Common Stock Series B. As of June 30, 1994 the Company had outstanding 131,643,192 shares of Common Stock Series A and 54,954,440 shares of Common Stock Series B. As of June 30, 1994 there were approximately 23,279 record holders of Common Stock Series A and 15,691 record holders of Common Stock Series B. The holders of Common Stock Series A and Common Stock Series B are entitled to one vote for each share on all matters voted on by stockholders. Pursuant to Citizens' Restated Certificate of Incorporation, the holders of Common Stock Series A and the holders of Common Stock Series B vote together as a single class on all matters to be voted on by stockholders, unless otherwise expressly required by applicable law. Common Stock Series A is convertible, on a share-for-share and tax-free basis, into Common Stock Series B at all times. Common Stock Series B is not convertible into Common Stock Series A. The Board of Directors of Citizens may, in its sole discretion and at any time, require all of the holders of Common Stock Series A to exchange all of their shares of Common Stock Series A for shares of Common Stock Series B on a share-for-share basis. The holders of Common Stock Series A and Series B participate ratably in liquidation.

                             DIVIDENDS

    The holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors of Citizens out of funds legally available therefor. Dividends have been paid to holders of Common Stock every year without interruption beginning in 1939, with increases in cash dividends or cash value equivalents every year without interruption beginning in 1946. Beginning in 1956, when the two-series common stock capitalization of Citizens was initiated, through 1989, only stock dividends were paid on Common Stock Series A and only cash dividends were paid on Common Stock
Series B. Commencing in 1990, Citizens has declared and paid identical stock dividends on shares of both Common Stock Series A and Common Stock Series B. Under present Federal tax law, stock dividends on Common Stock Series A and Common Stock Series B, if paid and received pro-rata and otherwise in the same manner as they have been since 1990, will continue to be free of current federal income taxation on receipt.
    To the extent that stock dividends are declared on the Common Stock Series B, the same stock dividend must be declared on the Common Stock Series A. To the extent that cash dividends are paid out of funds that are legally available on the Common Stock Series B, stock dividends with an equivalent fair value must be paid during the same calendar year on the Common Stock Series A, unless cash dividends are declared on Common Stock Series A at the same time and in an equal amount as on the Common Stock Series B.

    The holders of Common Stock have no preemptive rights.

                    STOCK DIVIDEND SALE PLAN

    The Company has a Stock Dividend Sale Plan (the "Sale Plan") offered by a separate prospectus that permits holders of shares of Common Stock Series B to have their stock dividends sold quarterly by the Sale Plan Broker with the cash proceeds of the sale distributed to them. The Company absorbs all expenses of the Sale Plan, except for specified brokerage charges incurred in connection with selling the Series B dividend shares. The Company reserves the right to discontinue the Sale Plan at any time.

                    DIRECT STOCK PURCHASE PLAN

    The Company has a Direct Stock Purchase Plan (the "Purchase Plan") offered by a separate prospectus which permits shareholders who have an account in the Purchase Plan to add to their investment in Common Stock as often as once a month, by making optional cash payments of at least $100 a month and up to a maximum of $15,000 per quarter for each shareholder account. Shares acquired through the Purchase Plan are recorded in book-entry form on the Company's stock books in the same manner maintained for other shareholdings of record, subject to the right of a participant to receive certificates upon request.

                           TRANSFER AGENT

    The Transfer Agent for the Company's Common Stock is the Illinois Stock Transfer Company. The Illinois Stock Transfer Company is the administrator of the Sale and Purchase Plans.

                       COMMON STOCK PRICE RANGE

    Prior to February 24, 1992, the Company's common stock was traded on the over-the counter market as a National Market Issue under NASDAQ symbols CITUA for Series A and CITUB for Series B shares. On February 24, 1992, Citizens commenced trading on the New York Stock Exchange under the symbols CZNA and CZNB for Common Stock Series A and Common Stock Series B, respectively.

    The table below indicates the high and low prices per share for the periods shown. From January 2, 1992, through February 21, 1992, the last day the stock was traded on the over-the-counter market, the prices were taken from the NASDAQ/NMS Monthly Statistical Report. The high and low prices per share from February 24, 1992, through August 11, 1994, were taken from the daily quotations published in The Wall Street Journal during the periods indicated. Prices have been adjusted retroactively for intervening stock dividends, the July 24, 1992 3-for-2 stock split and the August 31, 1993 2-for-1 stock split, rounded to the nearest 1/8th.

             1st Quarter     2nd Quarter     3rd Quarter    4th Quarter
             -----------     -----------     -----------    -----------

             High    Low     High    Low     High    Low     High    Low

1994

Series A     $17 1/2 14 3/8  16 1/4  13 5/8   --      --      --      --
Series B     $17 3/4 14 1/4  16 1/4  13 5/8   --      --      --      --

1993

Series A     $17 1/4  13 1/8  18      15 1/2  17 3/4  13     19 1/2   15 3/4
Series B     $17 1/4  13 1/4  18      15 3/8  17 3/4  13     19 1/4   15 3/4

1992

Series A     $12 1/8  10 1/4  11 7/8  10 3/4  13 3/8  10 1/2  14 1/8  11 3/4
Series B     $11 7/8  10 1/8  11 7/8  10 3/8  13 3/8  10 3/8  14 1/8  11 3/4

The reported high and low prices for July 1, 1994 through August 11, 1994 were $14 7/8 and $13 5/8 per share of Common Stock Series A, respectively and $14 7/8 and $13 5/8 per share of Common Stock Series B, respectively. The reported last sale prices on the New York Stock Exchange on August 11, 1994 were $14 1/4 per share of Common Stock Series A and $14 1/8 per share of Common Stock Series B.

                                   EXPERTS

    The consolidated financial statements and schedules of the Company as of December 31, 1993, 1992 and 1991, and for each of the years then ended, incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K as amended, have been so incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of the West Virginia and Tennessee operations of GTE South Incorporated, and of the Arizona and Idaho operations of Contel of the West, Inc., incorporated by reference in this Prospectus, have been examined by KPMG Peat Marwick LLP to the extent and for the periods indicated in their reports, and have been so incorporated by reference in reliance upon the reports of KPMG Peat Marwick LLP, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Contel of New York, Inc. and Contel of West Virginia, Inc., incorporated by reference in this Prospectus, have been examined by Arthur Andersen & Co. to the extent and for the periods indicated in their reports, and have been so incorporated by reference in reliance upon the reports of Arthur Andersen & Co., also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                            LEGAL OPINIONS

    The validity of the Common Stock will be passed upon by Boulanger, Hicks, Stein & Churchill, P.C., 135 East 57th Street, New York, New York, counsel for the Company. Boulanger, Hicks, Stein & Churchill may rely upon local counsel in the states in which the parent company is conducting a utility business as to certain matters governed by the laws of such states including matters relating to required authorization, if any, of the Common Stock by the public utilities commissions in the such states.

                        CITIZENS UTILITIES COMPANY
                 EXHIBIT A TO PROSPECTUS DATED AUGUST   , 1994


                            FORMER SHAREHOLDERS OF
                                 RHC, INC.
                      -----------------------------------


                   Name                       No. of Shares of Common Stock
                                              Series B of Citizens
                                              Utilities Company held and
                                              maximum number to be offered
                                              for sale
       ----------------------------           -------------------------------

             Harold Ritke                     [To be supplied by Supplement]
            Esther M. Ritke                   [To be supplied by Supplement]

                             CITIZENS UTILITIES COMPANY
                      EXHIBIT A TO PROSPECTUS DATED AUGUST   , 1994


        FORMER SHAREHOLDERS OF
   NATURAL GAS COMPANY OF LOUISIANA
- -------------------------------------------

Name                                   No. of Shares of Common Stock
                                       Series B of Citizens
                                       Utilities Company held and
                                       maximum number to be offered
                                       for sale
- --------------------                   -----------------------------

           [To be supplied by Supplement]

                          CITIZENS UTILITIES COMPANY
                   EXHIBIT A TO PROSPECTUS DATED AUGUST   , 1994



                                FORMER SHAREHOLDERS OF
                              FRANKLIN ELECTRIC LIGHT CO.
                    ---------------------------------------------


                     Name                    No. of Shares of Common Stock
                                             Series B of Citizens
                                             Utilities Company held and
                                             maximum number to be offered
                                             for sale
                    ----------------         ------------------------------

                                  [To be supplied by Supplement]

                                          PART II.

                            INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expense of Issuance and Distribution.
          -------------------------------------------

	    Description                                   Amount(1)
     -----------                                   ---------

Securities and Exchange Commission filing fee      $ 7,931
Printing and engraving                               5,000
Legal services                                      10,000
Accounting services                                  7,500
Miscellaneous                                        5,000
                                                   -------
  Total                                            $35,431
                                                   =======


(1) All fees are estimated except for Securities and Exchange Commission filing fee.

Item 15.  Indemnification of Directors and Officers.
          ------------------------------------------

     The Company, being incorporated under the Delaware General Corporation Law, is empowered by Section 145 of such law to indemnify officers and directors against certain expenses, liabilities and payments, including liabilities arising under the Securities Act of 1933, as amended (the "Act"), as therein provided. In addition, By-Laws 24 and 24A of the Company and a resolution adopted by the Board of Directors in connection with the issuance of the Debentures provide for indemnification of specified persons, including officers and directors of the Company, for liabilities arising under said Act, as provided in said By-Laws and resolution.

     The Company also maintains insurance providing coverage for the Company and its subsidiaries against obligations incurred as a result of indemnification of officers and directors. The coverage also insures the officers and directors for a liability against which they may not be indemnified by the Company or its subsidiaries but excludes specified dishonest acts.

Item 16.  Exhibits.
          ---------

     An Exhibit index, containing a list of all exhibits to this registration statement, commences on page II-6.

Item 17.  Undertakings.
          -------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Act");

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the form set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 20 (other than policies of insurance), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

                            Pursuant to the requirements of the Securities Act,
the registrant has duly caused this the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut on the 16th day of August, 1994.

     CITIZENS UTILITIES COMPANY


     By /s/ Robert J. DeSantis
        --------------------------------
          Robert J. DeSantis
          Vice President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.


Signature                 Title                       Date
- ---------                 -----                       ----
LEONARD TOW               Chairman of the Board,      August 16, 1994
(Leonard Tow)             Chief Executive Officer,
                          Chief Financial Officer
                          and Director

ROBERT J. DESANTIS        Vice President and          August 16, 1994
(Robert J. DeSantis)      Treasurer

NORMAN I. BOTWINIK*
(Norman I. Botwinik)      Director                    August 16, 1994


STANLEY HARFENIST*
(Stanley Harfenist)       Director                    August 16, 1994

ANDREW N. HEINE*
(Andrew N. Heine)         Director                    August 16, 1994

AARON I. FLEISCHMAN*
(Aaron I. Fleischman)     Director                    August 16, 1994

ELWOOD A. RICKLESS*
(Elwood A. Rickless)      Director                    August 16, 1994

JOHN L. SCHROEDER*
(John L. Schroeder)       Director                    August 16, 1994

ROBERT D. SIFF*
(Robert D. Siff)          Director                    August 16, 1994

ROBERT A. STANGER*
(Robert A. Stanger)       Director                    August 16, 1994

EDWIN TORNBERG*
(Edwin Tornberg)          Director                    August 16, 1994

CLAIRE L. TOW*
(Claire Tow)              Director                    August 16, 1994

*By /s/ Robert J. DeSantis
    Attorney-in-fact

                             Exhibit Index


Exhibit
 No.                    Description
- -------                 -----------

 3.1 Restated Certificate of Incorporation of Citizens Utilities Company, with all amendments to March 22, 1994.

 5                      Opinion of Boulanger, Hicks, Stein & Churchill, P.C.

23.1                    Consent of KPMG Peat Marwick LLP

23.2                    Consent of Arthur Andersen & Co.

23.3                    Consent of Boulanger, Hicks, Stein & Churchill
                        (contained in Exhibit No. 5)

25                      Powers of Attorney


*Exhibit No. 3.1 is incorporated by reference to such document, bearing the designation Exhibit No. 4.100.1 filed with the Company's Registration Statement on Form S-3 No. 33-51529 filed December 16, 1993.